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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549




                                       FORM 8-K




                                    CURRENT REPORT




                       Pursuant to Section 13 or 15 (d) of the
                           Securities Exchange Act of 1934



                  Date of Report (Date of earliest event reported):
                                   November 8, 1996



                          FIRST PLACE FINANCIAL CORPORATION
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)



          NEW MEXICO                     0-25956                85-0317365
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(State or other jurisdiction of        (Commission           (I.R.S Employer
 incorporation or organization)        file number)         Identification No.)



  100 EAST BROADWAY, FARMINGTON, NEW MEXICO                         87401
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   Address of principal executive offices                         Zip Code



Registrant's telephone number, including area code:  (505) 326-9000
                                                     --------------


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ITEM 6. OTHER EVENTS

    News release dated November 6,1996 outlining the Company's performance for the third quarter of 1996.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  EXHIBITS

         News release from First Place Financial Corporation dated November 6, 1996.



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                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   FIRST PLACE FINANCIAL CORPORATION
                                              (Registrant)


Date:  NOVEMBER 8, 1996            /s/ JAMES D. ROSE
                                   -----------------------------------
                                   James D. Rose
                                   President and Chief Operating Officer
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                                     NEWS RELEASE
                                    --------------

DATE:         November 6, 1996
CONTACT:      James D. Rose, President
TELEPHONE:    (505) 326-9042


FARMINGTON, NEW MEXICO -- First Place Financial Corporation today reported net income of $7,052,000 for the nine-month period ending September 30, 1996. This is an increase of $546,000, or 8.4%, over the same period last year. Earnings per share for nine months were $3.30 versus $3.17 for the prior year, an increase of $.13, or 4.1%.

    According to James D. Rose, president, the increase in net income was primarily due to a 14.1% increase in net interest income which, in turn, resulted from a 13.6% increase in net loans outstanding. Net interest income totalled $21,154,000 for the nine months compared to $18,532,000 in 1995, while net loans increased $54,028,000 to $450,120,000. The $2,622,000 increase in net interest income and $202,000 increase in noninterest income offset a $1,831,000 increase in noninterest expense and a $219,000 increase in the provision for loan losses.

    First Place ended the most recent quarter with record total assets of $763,497,000, an increase of $72,702,000, or 10.5%, compared to the prior year. Total stockholders' equity at September 30, 1996 was $62,305,000, an increase of $4,549,000, or 7.9%, over 1995. First Place declared dividends of $.96 per share for the first three quarters of 1996 compared to $.78 per share for the same period in 1995, an increase of 23.1%.

    For the three months ended September 30, 1996, First Place reported net income of $2,113,000 versus $2,365,000 for the same period last year. According to Rose, the decrease is attributable to non-recurring gains on sale of OREO during 1995 and a non-recurring loss on sale of investment securities during 1996. The provision for loan losses during the third quarter of 1996 increased by $130,000 over 1995.

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    Rose stated that the move into a new headquarters facility by its Burns
National Bank of Durango subsidiary and the new Animas Valley Mall branch of the First National Bank of Farmington which opened in October 1995 contributed to a $205,000 increase in occupancy expense for the third quarter versus the prior year. Net interest income for the quarter was up $875,000, or 13.8%, versus the prior year.

    Rose also reported that First Place expects full recovery of principal, interest, and expenses associated with the 22-unit condominium project in Telluride, Colorado that it foreclosed on earlier this year. Four of the units were sold in October and five more are under contract for sale in November. The Company expects that all the remaining units will be disposed of by early 1997.

    First Place is the largest bank holding company headquartered in New Mexico and owns First National Bank of Farmington, Western Bank of Gallup, and Burns National Bank of Durango, Colorado. Its stock is listed on the NASDAQ Bulletin Board under the symbol FPLF.